Registration No. 333-87612

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AKTIEBOLAGET ELECTROLUX (PUBL)

(Exact name of registrant as specified in its charter)

AB ELECTROLUX

(Translation of issuer’s name into English)

The Kingdom of Sweden (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

S:t Göransgatan 143

SE-105 45 Stockholm

Sweden

(Address of Registrant’s principal executive offices)

AB ELECTROLUX

ANNUAL EMPLOYEE STOCK OPTION PLAN

(Full title of the plan)

Richard S. Pietch

Electrolux North America, Inc.

20445 Emerald Parkway, Suite 250

Cleveland, OH 44135-0920

(216) 898-2350

(Name, address and telephone number of agent for service)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-87612 (the “Registration Statement”) is being filed to deregister certain Class B-Shares, par value 5 SEK per share (the “Shares”), of AB Electrolux (the “Registrant”) that were registered for issuance pursuant to the AB Electrolux Annual Employee Stock Option Plan (the “Plan”). The Registration Statement registered 2,000,000 Shares issuable pursuant to the Plan.

On September 12, 2007, the Registrant will file a Form 15F with the Securities and Exchange Commission to effect the deregistration of its Shares. In accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Shares registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration the Shares registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, AB Electrolux, a corporation organized and existing under the laws of The Kingdom of Sweden, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Stockholm, Sweden on the 11th day of September, 2007.

AB ELECTROLUX (Registrant)

Dated: September 12, 2007	By:	/s/ Cecilia Vieweg
Name: Cecilia Vieweg
Title: Senior Vice President and General Counsel

	By:	/s/ Fredrik Rystedt
Name: Fredrik Rystedt
Title: Senior Vice President and Chief Financial Officer